UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2020

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share 2.25% senior notes due January 2021 3.125% senior notes due July 2025	ORCL	New York Stock Exchange New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5—Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 4, 2020 (the “Meeting Date”), at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Oracle Corporation (“Oracle”), Oracle’s stockholders approved the Oracle Corporation 2020 Equity Incentive Plan (the “2020 Equity Plan”). The total number of shares authorized for issuance under the 2020 Equity Plan is (i) 90 million new shares of common stock, plus (ii) the number of shares that remained unissued and available for grant under the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan (the “Prior Plan”) as of the Meeting Date and (iii) subject to certain adjustments, the number of shares subject to any awards granted under the Prior Plan that were outstanding as of Meeting Date which, after the Meeting Date, would have been available again for issuance under the terms of the Prior Plan had the 2020 Equity Plan not become effective. Oracle’s Board of Directors (the “Board”) approved the 2020 Equity Plan, subject to stockholder approval, on August 6, 2020.

The foregoing description of the 2020 Equity Plan is qualified in its entirety by reference to the 2020 Equity Plan, which is filed as Exhibit 10.15 to this report. A more complete description of the terms of the 2020 Equity Plan can be found in “Proposal No. 3—Approval of the Oracle Corporation 2020 Equity Incentive Plan” on pages 62 to 69 of Oracle’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 18, 2020 (the “2020 Proxy Statement”), which description is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

Below is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to Oracle’s 2020 Proxy Statement.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2021 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey S. Berg	1,989,991,557	525,306,808	266,249,532
Michael J. Boskin	2,327,247,101	188,051,264	266,249,532
Safra A. Catz	2,444,150,330	71,148,035	266,249,532
Bruce R. Chizen	1,926,541,318	588,757,047	266,249,532
George H. Conrades	2,263,211,249	252,087,116	266,249,532
Lawrence J. Ellison	2,381,495,599	133,802,766	266,249,532
Rona A. Fairhead	2,463,310,576	51,987,789	266,249,532
Jeffrey O. Henley	2,388,740,032	126,558,333	266,249,532
Renée J. James	2,413,825,496	101,472,869	266,249,532
Charles W. Moorman IV	2,318,783,117	196,515,248	266,249,532
Leon E. Panetta	1,947,511,370	567,786,995	266,249,532
William G. Parrett	2,086,502,629	428,795,736	266,249,532
Naomi O. Seligman	2,252,504,108	262,794,257	266,249,532
Vishal Sikka	2,300,787,148	214,511,217	266,249,532

Proposal No. 2: Advisory Vote to Approve the Compensation of Oracle’s Named Executive Officers

The stockholders cast an advisory vote approving the compensation of Oracle’s named executive officers as follows: 1,472,323,958 shares in favor, 1,038,131,771 shares against, 4,842,636 shares abstaining and 266,249,532 broker non-votes.

Proposal No. 3: Approval of the Oracle Corporation 2020 Equity Incentive Plan

The stockholders approved the 2020 Equity Plan with 2,362,977,577 shares in favor, 147,251,964 shares against, 5,068,824 shares abstaining and 266,249,532 broker non-votes.

Proposal No. 4: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2021, with 2,727,678,880 shares in favor, 49,419,874 shares against and 4,449,143 shares abstaining.

Proposal No. 5: Stockholder Proposal Regarding Pay Equity Report

The stockholders did not approve a stockholder proposal requesting that Oracle prepare a gender and racial pay equity report, with 1,152,959,505 shares in favor, 1,353,289,794 shares against, 9,049,066 shares abstaining and 266,249,532 broker non-votes.

Proposal No. 6: Stockholder Proposal Regarding Independent Board Chair

The stockholders did not approve a stockholder proposal requesting that Oracle’s Board adopt a policy requiring the Chair of the Board, whenever possible, to be an independent member of the Board, with 888,320,638 shares in favor, 1,620,980,419 shares against, 5,997,308 shares abstaining and 266,249,532 broker non-votes.

Section 9—Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.15	Oracle Corporation 2020 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Oracle’s Registration Statement on Form S-8 filed on November 5, 2020)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: November 6, 2020	By:	/s/ Brian S. Higgins
Name: Brian S. Higgins
Title: Vice President, Associate General Counsel and Secretary